Exhibit 99.1

CONTACT INFORMATION: INVESTORS and MEDIA: Julie Tracy Sr. Vice President, Chief Communications Officer ev3 Inc. (949) 680-1375 jtracy@ev3.net ev3 Reports 2009 Fourth Quarter and Full-Year Financial Results
and 2010 Guidance
Fourth Quarter Net Product Sales Increase to $126.8 million; 16% Constant Currency Growth

Fourth Quarter GAAP EPS Reaches $0.12
Cash and Cash Equivalents Increase to $98.1 Million
PLYMOUTH, Minn. – February 18, 2010 – ev3 Inc. (NASDAQ: EVVV), a global endovascular device company, today reported financial results for its fiscal fourth quarter and full-year of 2009 and its financial guidance for 2010. ev3’s net sales totaled $126.8 million in the fourth quarter of 2009 compared to $106.1 million in the same quarter of the prior year, which included $0.5 million of research collaboration revenues from our former agreement with Merck & Co., Inc. that was terminated on July 22, 2008. Fourth quarter of 2009 net product sales increased 20% to $126.8 million versus the prior year net product sales, excluding the Merck research collaboration revenue. Excluding $3.9 million of positive impact due to foreign currency exchange rates, net product sales increased 16% versus the prior year quarter. Fourth quarter of 2009 included four fewer selling days than in the same quarter of the prior year.
Reconciliations of non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found immediately following the detail of net sales by geography in this release.
For the year ended December 31, 2009, ev3’s net sales increased 6% to $449.1 million compared to $422.1 million for the year ended December 31, 2008. Full-year 2008 net sales included $19.9 million of research collaboration revenues from our former agreement with Merck. Full-year 2009 net product sales of $449.1 million increased 12% versus the prior year net product sales. Changes in foreign currency exchange rates had a negative impact of approximately $6.7 million on full-year 2009 net sales compared to 2008.
Robert Palmisano, president and chief executive officer of ev3 Inc., commented, “Our performance in the fourth quarter reflects continued sales expansion across both our peripheral vascular and neurovascular businesses. Notably, the strong performance in our neurovascular segment and international business, which grew 41% and 36%, respectively, in the fourth quarter compared to the prior year quarter underscores the increased market penetration we have achieved with our Axium coils and Onyx liquid embolic. We are also pleased with the initial European physician response to our Pipeline Embolization Device to treat large and wide-neck aneurysms.”

Palmisano commented further, “In our peripheral vascular business, we achieved record sales worldwide and in the U.S, where we continue to improve our sales force execution and productivity. We are encouraged by the 19% increase we saw in our plaque excision sales during the fourth quarter, which was driven by the launch of our new TurboHawk system for treating above-the-knee calcified lesions.”
ev3’s GAAP net income for the fourth quarter of 2009 was $13.0 million, or $0.12 per diluted share, compared to a net loss of $(291.1) million, or $(2.78) per diluted share, in the fourth quarter of 2008. Non-GAAP adjusted net income in the fourth quarter of 2009 was $25.7 million, or $0.23 per diluted share, compared to adjusted net income of $7.9 million, or $0.08 per diluted share, in the fourth quarter of 2008. Please refer to the non-GAAP reconciliation table in this release for the calculation of adjusted net income and adjusted earnings per share.
The company’s GAAP net income for the fiscal year ended December 31, 2009 was $41.9 million, or $0.38 per diluted share, compared to a net loss of $(335.6) million, or $(3.22) per diluted share for the year ended December 31, 2008. ev3’s non-GAAP adjusted net income was $66.8 million, or $0.61 per diluted share, compared to adjusted net income of $9.9 million, or $0.09 per diluted share, for the year ended December 31, 2008. Please refer to the non-GAAP reconciliation table in this release for the calculation of adjusted net income and adjusted earnings per share.
Cash and cash equivalents totaled $98.1 million as of the end of the fourth quarter of 2009, an increase of $17.5 million compared to the end of the third quarter of 2009.
Palmisano concluded, “We continue to emphasize profitability and cash generation as well as positive product sales growth as our primary objectives, so I was very pleased to see sequential quarter gross margin expansion of 130 basis points to 75.9%. We see additional opportunities to drive profitability throughout 2010 by improving our sales execution and further leveraging our cost structure. We are confident that we have the right strategic programs in place to position ev3 for future success.”
Sales Review
By product segment, peripheral vascular net product sales increased 8% in the fourth quarter of 2009 versus the prior year quarter and 6% on a constant currency basis. Neurovascular net sales, which include product sales from Chestnut, increased 41% versus the prior year quarter and 35% on a constant currency basis.
On a geographic basis, U.S. net product sales increased approximately 11% versus the prior year quarter. International net product sales increased 36% versus the prior year quarter and 26% on a constant currency basis. Changes in foreign currency exchange rates had a positive impact of $3.9 million on net sales compared to the fourth quarter of the prior year.
An investor presentation summarizing the company’s fourth quarter of 2009 results is available at http://ir.ev3.net.

Outlook
ev3 expects fiscal year 2010 net sales to be in the range of $500 to $515 million compared to $449.1 million of net sales in 2009. Net sales growth is expected to be approximately 11% to 15%. At current rates, foreign currency exchange rate fluctuations are expected to have a negligible impact on revenue growth in 2010 compared to 2009. ev3 expects non-GAAP adjusted earnings per share to be in the range of $0.78 to $0.84 per diluted share, an increase of 28% to 38% based on approximately 114.1 million shares outstanding. ev3’s adjusted net earnings per share guidance excludes estimated amortization expense of approximately $26.0 million, non-cash stock-based compensation of approximately $14.0 million, and charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $17.2 million.
The company expects first quarter of 2010 net sales to be in the range of $115 to $118 million, an increase of 14% to 18% over the first quarter of 2009. At current rates, foreign currency exchange rate fluctuations are expected to positively impact revenue growth in the first quarter of 2010 by $1.5 to $2.0 million. ev3 expects non-GAAP adjusted earnings per share to be in the range of $0.12 to $0.15 per diluted share, based on approximately 113.4 million shares outstanding, compared to $0.07 per diluted share in the first quarter of 2009. ev3’s non-GAAP adjusted earnings per share for the first quarter of 2010 exclude estimated amortization expense of approximately $6.6 million, non-cash stock-based compensation of approximately $3.2 million and charges relating to the estimated change in fair value of the future contingent consideration associated with the Chestnut acquisition of $2.5 million.
Earnings Call Information
ev3 will host a conference call today, February 18, 2010, beginning at 7:30 a.m. Central Time (8:30 a.m. Eastern Time) to review its results of operations for the fourth quarter and full-year of 2009 and future outlook, followed by a question and answer session.
The conference call will be available to interested parties through a live audio webcast at http://ir.ev3.net, where it will be archived and accessible for approximately 12 months. The live dial-in number for the call is 888-680-0893 (U.S.) or +1-617-213-4859 (International). The participant passcode is 84566243.
If you do not have access to the Internet and want to listen to an audio replay of the conference call, dial 888-286-8010 (U.S.) or +1-617-801-6888 (International) and enter passcode 53312787. The audio replay will be available beginning at 10:30 a.m. Central Time on Thursday, February 18, 2010 until Thursday, February 25, 2010.
About ev3 Inc.
Since its founding in 2000, ev3 has been dedicated to developing innovative and breakthrough technologies for the endovascular treatment of peripheral vascular and neurovascular diseases. The company offers a comprehensive portfolio of treatment options, including the primary interventional technologies used today — plaque excision systems, peripheral angioplasty balloons, stents, embolic protection devices, liquid embolics, embolization coils, flow diversion devices, thrombectomy catheters and occlusion balloons. More information about the company and its products can be found at http://www.ev3.net.

ev3, the ev3 logo, TurboHawk, Axium, Onyx, and Pipeline are trademarks of ev3 Inc. and its subsidiaries, registered in the U.S. and other countries. All other trademarks and trade names referred to in this press release are the property of their respective owners.
Forward-Looking Statements
Statements contained in this press release that relate to future, not past, events are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements often can be identified by words such as “expect,” “anticipate,” “intend,” “will,” “may,” “believe,” “could,” “continue,” “future,” “estimate,” “outlook,” “guidance,” or the negative of these words or other words of similar meaning. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause ev3’s actual results to be materially different than those expressed in or implied by ev3’s forward-looking statements. For ev3, particular uncertainties and risks include, among others, ev3’s future operating results and financial performance, fluctuations in foreign currency exchange rates, the effect of the current global economic crisis, ev3’s ability to implement, fund and achieve sustainable cost savings measures that will better align its operating expenses with its anticipated net sales levels and reallocate resources to better support growth initiatives, the timing of regulatory approvals and introduction of new products, market acceptance of new products, success of clinical testing, availability of third party reimbursement, impact of competitive products and pricing, the effect of regulatory actions and the cost and effect of changes in tax and other legislation. More detailed information on these and additional factors that could affect ev3’s actual results are described in ev3’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Except as required by law, ev3 undertakes no obligation to publicly update its forward-looking statements.
Use of Non-GAAP Financial Measures
To supplement ev3’s consolidated financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in tables later in this release immediately following the detail of net sales by geography. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP.

ev3 Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Sales:
Net product sales	$126,753	$105,656	$449,072	$402,233
Research collaboration	—	469	—	19,895

Net sales	126,753	106,125	449,072	422,128

Operating expenses:
Product cost of goods sold (a)	30,539	34,405	120,613	136,847
Research collaboration	—	404	—	6,051
Sales, general and administrative (a)	59,384	53,315	225,023	232,200
Research and development (a)	12,627	10,871	49,060	48,784
Amortization of intangible assets	6,699	6,787	25,143	31,072
Contingent consideration	2,409	—	4,876	—
Goodwill and intangible asset impairment	—	288,804	—	299,263

Total operating expenses	111,658	394,586	424,715	754,217

Income (loss) from operations	15,095	(288,461)	24,357	(332,089)

Other expense (income):
(Gain) loss on investments, net	(41)	55	(4,113)	(487)
Interest expense (income), net	213	84	788	(223)
Other expense, net	234	2,235	1,588	2,427

Income (loss) before income taxes	14,689	(290,835)	26,094	(333,806)

Income tax expense (benefit)	1,688	285	(15,823)	1,816

Net income (loss)	$13,001	$(291,120)	$41,917	$(335,622)

Earnings per share:
Net income (loss) per common share:
Basic	$0.12	$(2.78)	$0.39	$(3.22)

Diluted	$0.12	$(2.78)	$0.38	$(3.22)

Weighted average shares outstanding:
Basic	110,884,971	104,602,975	107,997,738	104,378,828

Diluted	112,948,113	104,602,975	108,998,528	104,378,828

(a) Includes stock-based compensation charges of:
Product cost of goods sold	$275	$238	$1,007	$834
Sales, general and administrative	2,896	2,830	11,985	12,438
Research and development	436	409	1,564	1,887

	$3,607	$3,477	$14,556	$15,159

ev3 Inc.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share amounts)
(unaudited)

	December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$98,050	$59,652
Accounts receivable, less allowance of $7,260 and $8,098, respectively	90,711	72,814
Inventories, net	45,054	47,687
Prepaid expenses and other current assets	6,645	6,970

Total current assets	240,460	187,123

Restricted cash	4,346	1,531
Property and equipment, net	29,159	30,681
Goodwill	367,486	315,654
Intangible assets, net	254,288	185,292
Other assets	550	383

Total assets	$896,289	$720,664

Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt	$2,500	$2,500
Accounts payable	16,737	15,657
Accrued compensation and benefits	32,239	29,547
Accrued liabilities	22,453	19,744

Total current liabilities	73,929	67,448

Long-term debt	3,958	6,458
Other long-term liabilities	63,908	6,217

Total liabilities	141,795	80,123

Stockholders’ equity
Preferred stock, $0.01 par value, 100,000,000 shares authorized, none issued and outstanding as of December 31, 2009 and 2008	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized, 112,345,500 and 105,822,444 shares issued and outstanding as of December 31, 2009 and 2008, respectively	1,123	1,058
Additional paid-in capital	1,828,655	1,756,832
Accumulated deficit	(1,074,744)	(1,116,661)
Accumulated other comprehensive loss	(540)	(688)

Total stockholders’ equity	754,494	640,541

Total liabilities and stockholders’ equity	$896,289	$720,664

ev3 Inc.
SELECTED NET SALES INFORMATION
(Dollars in thousands)
(unaudited)
NET SALES BY SEGMENT

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	December 31,		December 31,	December 31,
	2009	2008	% change	2009	2008	% change
Peripheral vascular:
Plaque excision*	$24,048	$20,176	19%	$84,072	$88,800	-5%
Stents	28,280	29,214	-3%	114,900	107,146	7%
Thrombectomy and embolic protection	8,233	7,789	6%	31,513	27,779	13%
Procedural support and other	13,144	10,961	20%	49,046	46,204	6%

Total peripheral vascular	73,705	68,140	8%	279,531	269,929	4%

Neurovascular:
Embolic products	33,482	21,173	58%	103,081	74,642	38%
Neuro access and delivery products	19,566	16,343	20%	66,460	57,662	15%

Total neurovascular	53,048	37,516	41%	169,541	132,304	28%

Research collaboration	—	469	-100%	—	19,895	-100%

Total net sales	$126,753	$106,125	19%	$449,072	$422,128	6%

NET SALES BY GEOGRAPHY

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	December 31,		December 31,	December 31,
	2009	2008	% change	2009	2008	% change
United States	$73,182	$66,660	10%	$270,961	$275,433	-2%
International	53,571	39,465	36%	178,111	146,695	21%

Total net sales	$126,753	$106,125	19%	$449,072	$422,128	6%

*	Formerly referred to as atherectomy

ev3 Inc.
NON-GAAP FINANCIAL MEASURES
To supplement ev3’s consolidated financial statements prepared in accordance with GAAP, ev3 uses certain non-GAAP financial measures in this release. Reconciliations of the non-GAAP financial measures used in this release to the most comparable U.S. GAAP measures for the respective periods can be found in the tables below. In addition, an explanation of the manner in which ev3’s management uses these non-GAAP measures to conduct and evaluate its business, the economic substance behind management’s decision to use these non-GAAP measures, the substantive reasons why management believes that these non-GAAP measures provide useful information to investors, the material limitations associated with the use of these non-GAAP measures and the manner in which management compensates for those limitations is included following the reconciliation tables below.
ev3 Inc.
RECONCILIATION OF NET SALES TO
NON-GAAP NET SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	December 31, 2009			December 31, 2008
		Foreign				% change
		exchange	Net sales		% change	on a
		impact as	on a		of net	constant
	Net sales, as	compared to	constant	Net sales, as	sales, as	currency
	reported	prior period	currency basis	reported	reported	basis
Net product sales
Peripheral vascular:
Plaque excision	$24,048	$(148)	$23,900	$20,176	19%	18%
Stents	28,280	(784)	27,496	29,214	-3%	-6%
Thrombectomy and embolic protection	8,233	(189)	8,044	7,789	6%	3%
Procedural support and other	13,144	(303)	12,841	10,961	20%	17%

Total peripheral vascular	73,705	(1,424)	72,281	68,140	8%	6%

Neurovascular:
Embolic products	33,482	(1,613)	31,869	21,173	58%	51%
Neuro access and delivery products	19,566	(835)	18,731	16,343	20%	15%

Total neurovascular	53,048	(2,448)	50,600	37,516	41%	35%

Total net product sales	126,753	(3,872)	122,881	105,656	20%	16%

Research collaboration	—	—	—	469	-100%	-100%

Total net sales	$126,753	$(3,872)	$122,881	$106,125	19%	16%

ev3 Inc.
RECONCILIATION OF PERIPHERAL VASCULAR NET SALES TO
NON-GAAP LEGACY PERIPHERAL VASCULAR NET PRODUCT SALES ON A CONSTANT CURRENCY
BASIS AND
NON-GAAP TOTAL LEGACY NET PRODUCT SALES ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	December 31, 2009			December 31, 2008
		Foreign				% change
		exchange	Net sales		% change	on a
		impact as	on a		of net	constant
	Net sales, as	compared to	constant	Net sales, as	sales, as	currency
	reported	prior period	currency basis	reported	reported	basis
Peripheral vascular segment net sales, as reported	$73,705	$(1,424)	$72,281	$68,140	8%	6%
Plaque excision	24,048	(148)	23,900	20,176	19%	18%

Legacy peripheral vascular net sales (non-GAAP)	49,657	(1,276)	48,381	47,964	4%	1%
Neurovascular net sales	53,048	(2,448)	50,600	37,516	41%	35%

Total legacy net product sales (non-GAAP)	$102,705	$(3,724)	$98,981	$85,480	20%	16%

ev3 Inc.
RECONCILIATION OF NET SALES BY GEOGRAPHY TO
NON-GAAP NET SALES BY GEOGRAPHY ON A CONSTANT CURRENCY BASIS
(Dollars in thousands)
(unaudited)

	For the Three Months Ended
	December 31, 2009			December 31, 2008
		Foreign				% change
		exchange	Net sales		% change	on a
		impact as	on a		of net	constant
	Net sales, as	compared to	constant	Net sales, as	sales, as	currency
	reported	prior period	currency basis	reported	reported	basis
United States	$73,182	$—	$73,182	$66,660	10%	10%
International	53,571	(3,872)	49,699	39,465	36%	26%

Total net sales	$126,753	$(3,872)	$122,881	$106,125	19%	16%

ev3 Inc.
RECONCILIATION OF U.S. NET SALES TO
NON-GAAP U.S. NET PRODUCT SALES
(Dollars in thousands)
(unaudited)

	For the Three Months Ended			For the Twelve Months Ended
	December 31,	December 31,		December 31,	December 31,
	2009	2008	% change	2009	2008	% change
U.S. net sales, as reported	$73,182	$66,660	10%	$270,961	$275,433	-2%
Research collaboration	—	(469)	-100%	—	(19,895)	-100%

U.S. net product sales (non-GAAP)	$73,182	$66,191	11%	$270,961	$255,538	6%

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) TO
NON-GAAP ADJUSTED NET INCOME
(Dollars in thousands)
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss), as reported	$13,001	$(291,120)	$41,917	$(335,622)

Amortization expense	6,699	6,787	25,143	31,072
Stock-based compensation	3,607	3,477	14,556	15,159
Contingent consideration	2,409	—	4,876	—
Goodwill and intangible asset impairment	—	288,804	—	299,263
FoxHollow lease reserve adjustment	—	—	3,421	—
Realized gain on investment	—	—	(4,081)	—
Non-cash tax benefit from acquisitions	—	—	(18,998)	—

Non-GAAP adjusted net income	$25,716	$7,948	$66,834	$9,872

ev3 Inc.
RECONCILIATION OF NET INCOME (LOSS) PER DILUTED SHARE TO
NON-GAAP ADJUSTED NET EARNINGS PER DILUTED SHARE
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Net income (loss) per diluted share, as reported	$0.12	$(2.78)	$0.38	$(3.22)

Amortization expense	0.06	0.07	0.24	0.31
Stock-based compensation	0.03	0.03	0.13	0.14
Contingent consideration	0.02	—	0.04	—
Goodwill and intangible asset impairment	—	2.76	—	2.86
FoxHollow lease reserve adjustment	—	—	0.03	—
Realized gain on investment	—	—	(0.04)	—
Non-cash tax benefit from acquisitions	—	—	(0.17)	—

Non-GAAP adjusted net earnings per diluted share	$0.23	$0.08	$0.61	$0.09

Weighted average diluted shares outstanding	112,948,113	104,699,429	108,998,528	104,668,326

ev3 Inc.
RECONCILIATION OF ESTIMATED NET EARNINGS PER DILUTED SHARE TO
ESTIMATED NON-GAAP ADJUSTED NET EARNINGS PER DILUTED SHARE
(unaudited)

	For the Three Months Ended		For the Twelve Months Ended
	April 4,	April 4,	December 31,	December 31,
	2010	2010	2010	2010
	Estimate (Low)	Estimate (High)	Estimate (Low)	Estimate (High)
Estimated net earnings per diluted share	$0.01	$0.04	$0.28	$0.34
Amortization expense	0.06	0.06	0.23	0.23
Stock-based compensation	0.03	0.03	0.12	0.12
Contingent consideration	0.02	0.02	0.15	0.15

Estimated non-GAAP adjusted net earnings per diluted share	$0.12	$0.15	$0.78	$0.84

Estimated weighted average diluted shares outstanding	113,400,000	113,400,000	114,100,000	114,100,000

Use and Economic Substance of Non-GAAP Financial Measures Used by ev3 and Usefulness of Such Non-GAAP
Financial Measures to Investors
ev3 uses the non-GAAP financial measures described above as supplemental measures of performance and believes these measures facilitate operating performance comparisons from period to period and company to company by factoring out potential differences caused by acquisitions, dispositions, charges not related to ev3’s regular, ongoing business, variations in capital structure, tax positions, depreciation, non-cash charges and certain large and unpredictable charges. ev3’s management uses the non-GAAP financial measures used in this release to analyze the underlying trends in ev3’s business, assess the performance of ev3’s core operations, establish operational goals and forecasts that are used in allocating resources and evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Additionally, ev3’s management is evaluated on the basis of some of these non-GAAP financial measures when determining achievement of their incentive compensation performance targets.
ev3 believes that presenting the non-GAAP financial measures used in this release provides investors greater transparency to the information used by ev3’s management for its financial and operational decision-making and allows investors to see ev3’s results “through the eyes” of management. ev3 also believes that providing this information better enables ev3’s investors to understand ev3’s operating performance and evaluate the methodology used by ev3’s management to evaluate and measure such performance. ev3’s management believes that non-GAAP financial measures are useful to investors to evaluate ev3’s performance period over period and in relation to its competitors’ operating results. Because ev3 historically has reported some of these non-GAAP results to the investment community, management also believes that the disclosure of these non-GAAP measures provides consistency in ev3’s financial reporting and facilitates investors’ understanding of ev3’s historic operating trends by providing an additional basis for comparisons to prior periods.
The following is an explanation of each of the items that management excluded from one or more of the non-GAAP financial measures used in this release and the reasons for excluding each of these individual items:
•	Foreign exchange impact and estimated foreign exchange impact. The impact of foreign exchange rates is highly variable and difficult to predict. The foreign exchange impact is the impact from foreign exchange rates on current period sales compared to prior period sales using the prior period’s foreign exchange rates. Estimated foreign exchange impact is the estimated impact of foreign exchange rates on future net sales compared to prior period net sales using estimated future period foreign exchange rates. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding changes in foreign exchange rates from ev3’s net sales.

•	Plaque excision (formerly atherectomy) net product sales. In the fourth quarter of 2007, ev3 acquired FoxHollow Technologies, Inc. (FoxHollow). Prior to this acquisition, ev3 did not recognize any plaque excision net sales. In addition to disclosing net sales and growth rates that are determined in accordance with GAAP, ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s legacy peripheral vascular segment business, management has found and investors may find it useful to consider the impact of excluding plaque excision net product sales from ev3’s peripheral vascular net product sales and ev3’s total net product sales.

•	Research collaboration revenue. As a result of the FoxHollow acquisition, ev3 was engaged in research collaboration with Merck & Co., Inc. (Merck). Prior to this acquisition, ev3 did not recognize any research collaboration revenue. This research collaboration was terminated by Merck effective in July 2008. ev3’s management believes that in order to properly understand underlying business trends in and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding research collaboration revenue from ev3’s net sales.

•	Goodwill and intangible asset impairment. In the fourth quarter of 2008, ev3 recorded non-cash, asset impairment charges of $288.8 million to reduce the carrying values of goodwill and intangible assets, primarily associated with prior acquisitions, to their estimated fair values. During the second quarter of 2008, as a result of the termination of ev3’s research collaboration with Merck, ev3 recorded an asset impairment charge of $10.5 million to write off the remaining carrying value of the related Merck intangible asset that was established at the time of ev3’s acquisition of FoxHollow. In addition to disclosing net income that is determined in accordance with GAAP, ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $288.8 million impairment charges related to reduce the carrying values of goodwill and intangible assets recorded by ev3 in the fourth quarter 2008 and the $10.5 million research collaboration asset impairment charges recorded by ev3 in the second quarter of 2008.

•	FoxHollow lease reserve adjustment. In the first quarter of 2009, ev3 recorded an adjustment to its lease reserve for leases acquired in connection with the FoxHollow acquisition. This reserve adjustment is not indicative of ev3’s ongoing operating performance. Therefore, ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $3.4 million lease reserve adjustment recorded by ev3 in the first quarter of 2009.

•	Realized gain on the divestiture of non-strategic investment assets. In the first quarter of 2009, ev3 recorded a gain of $4.1 million on the sale of certain non-strategic investment assets. This gain is not indicative of ev3’s ongoing operating performance. In order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider the impact of excluding the $4.1 million gain on the divestiture of non-strategic investment assets recorded by ev3 in the first quarter of 2009.

•	Contingent consideration. In the second quarter of 2009, ev3 acquired Chestnut Medical Technologies, Inc. (Chestnut). Under the terms of the agreement and plan of merger with Chestnut, ev3 made an initial closing payment in the amount of $79.4 million. In addition to the initial closing payment, ev3 may be obligated to make an additional contingent consideration payment of up to $75 million if the Food and Drug Administration issues a letter granting pre-market approval for the commercialization of Chestnut’s Pipeline Embolization Device in the United States pursuant to an indication to treat intracranial aneurysms on or before December 31, 2012. At each reporting date, ev3 remeasures the contingent consideration at fair value until the contingency is resolved. The changes in fair value are recognized in ev3’s consolidated statements of operations. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider excluding the impact of the accounting charge related to contingent consideration of $2.4 million and $4.9 million recorded by ev3 for the fourth quarter and full year 2009, respectively.

•	Non-cash tax benefit from acquisitions. As a result of ev3’s acquisition of Chestnut, ev3 recorded a non-cash tax benefit of $19.0 million in the second quarter of 2009. ev3’s management believes that in order to properly understand the underlying business trends and performance of ev3’s ongoing operations, management has found and investors may find it useful to consider excluding the impact of the tax benefit from the Chestnut acquisition recorded by ev3 in the second quarter of 2009.

•	Non-cash stock-based compensation. ev3 excludes stock-based compensation expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand the accounting for stock-based compensation and its impact on ev3’s operating performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.

•	Amortization expense. ev3 excludes amortization expense from its non-GAAP financial measures primarily because such expense, while constituting an ongoing and recurring expense, is not an expense that requires cash settlement and is not used by ev3’s management to assess the core profitability of ev3’s business operations. ev3’s management also believes that excluding this item from ev3’s non-GAAP results is useful to investors to understand ev3’s operating performance, liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures and it allows for greater transparency to certain line items in ev3’s financial statements.
Material Limitations Associated with the Use of Non-GAAP Financial Measures and Manner in which ev3 Compensates for these Limitations
Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for ev3’s financial results prepared in accordance with GAAP. Some of the limitations associated with ev3’s use of these non-GAAP financial measures are as follows:
•	Items such as amortization expense, stock-based compensation, and contingent consideration do not directly affect ev3’s cash flow position; however, such items reflect economic costs to ev3 and are not reflected in ev3’s “non-GAAP adjusted net income” or “non-GAAP adjusted net earnings per share,” and therefore these non-GAAP measures do not reflect the full economic effect of these items.

•	Items such as the FoxHollow lease reserve adjustment, realized gain on the divestiture of non-strategic investment assets, tax benefit from acquisitions and goodwill and intangible impairment are items that do not reflect ev3’s ongoing business activities. The effect of these items is not included in ev3’s “non-GAAP adjusted net income” or “non-GAAP adjusted net earnings per share.” However, these items involve economic costs that are not reflected in the non-GAAP measures.

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles and therefore other companies may calculate similarly titled non-GAAP financial measures differently than ev3, limiting the usefulness of those measures for comparative purposes.

•	ev3’s management exercises judgment in determining which types of charges or other items should be excluded from the non-GAAP financial measures ev3 uses.
ev3 compensates for these limitations by relying primarily upon its GAAP results and only using non-GAAP financial measures on a supplemental basis. ev3 provides full disclosure of each non-GAAP financial measure ev3 uses and detailed reconciliations of each non-GAAP measure to its most directly comparable GAAP measure. ev3 encourages investors to review these reconciliations. ev3 qualifies its use of non-GAAP financial measures with cautionary statements as to their limitations.
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